===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               GARGOYLES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                GARGOYLES, INC.

                                 May 15, 2000

Dear Shareholder:

  You are cordially invited to attend the 2000 Annual Meeting of Shareholders ("Annual Meeting") of Gargoyles, Inc. to be held at 10:00 a.m. on Thursday, June 15, 2000, at the company's headquarters at 5866 South 194th Street, Kent, Washington 98032.

  At the Annual Meeting, the shareholders will be asked to elect two directors. The Notice of 2000 Annual Meeting of Shareholders and the Proxy Statement on the following pages describe the nominees for election to our Board of Directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CAST YOUR VOTE IN FAVOR OF EACH OF THE NOMINATED DIRECTORS.

  Whether or not you plan to attend the Annual Meeting, we hope that you will have your stock represented by marking, signing, dating, and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

  We look forward to your attendance at the meeting.

                                          Sincerely,

                                          /s/ Leo Rosenberger

                                          Leo Rosenberger
                                          Chief Executive Officer
                                           and Chief Financial Officer

                                   IMPORTANT

  A proxy card is enclosed. All shareholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder attending the Annual Meeting may personally vote on all matters that are considered, and when a shareholder votes at the Annual Meeting, the signed proxy will be revoked.

                                GARGOYLES, INC.

                               ----------------

                 Notice of 2000 Annual Meeting of Shareholders
                                 June 15, 2000

                               ----------------

TO THE SHAREHOLDERS:

  The 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Gargoyles, Inc., a Washington corporation ("Gargoyles"), will be held at 10:00 a.m., local time, on Thursday, June 15, 2000, at the company's headquarters at 5866 South 194th Street, Kent, Washington 98032, for the following purposes:

    1. To elect two Class 3 Directors to the Gargoyles Board of Directors to serve until the 2003 annual meeting of shareholders; and

    2. To address such other matters as may properly come before the meeting and any adjournment or postponement thereof.

  The Board of Directors has fixed May 1, 2000 as the record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting.

  ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON, BUT EVEN IF YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER-DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF GARGOYLES A WRITTEN REVOCATION BEARING A LATER DATE OR BY ATTENDING AND VOTING IN PERSON AT THE ANNUAL MEETING. SHAREHOLDERS ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY SENT IN A PROXY CARD.


                                          By Order of the Board of Directors

                                          /s/ Cynthia L. Pope

                                          Cynthia L. Pope
                                          Ex. VP, General Counsel
                                           and Secretary
5866 South 194th Street,
Kent, Washington
May 15, 2000

                                GARGOYLES, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS
                     To Be Held On Thursday, June 15, 2000

General

  The enclosed proxy is solicited by the Board of Directors of Gargoyles, Inc., a Washington corporation ("Gargoyles" or the "Company"), for use at the Annual Meeting of Shareholders of Gargoyles (the "Annual Meeting") to be held at 10:00 a.m., local time, on Thursday, June 15, 2000, at the Company's headquarters at 5866 South 194th Street, Kent, Washington 98032, and at any adjournment or postponement thereof.

  Gargoyles' principal executive offices are located at 5866 South 194th Street, Kent, Washington 98032.

  This Proxy Statement and the accompanying proxy card are being mailed to the shareholders of Gargoyles on or about May 15, 2000.

Outstanding Securities and Voting Rights

  Only holders of record of Gargoyles stock at the close of business on May 1, 2000 will be entitled to vote at the Annual Meeting. On that date, Gargoyles had 7,822,191 shares of common stock (the "Common Stock") outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting. On that date, the Company also had 10,000 shares of Series A Preferred Stock (the "Preferred Stock") outstanding. Each share of Preferred Stock is entitled to
3.1600342 votes at the Annual Meeting, or 79% of the total votes entitled to be cast at the Annual Meeting. See "Information Regarding Beneficial Ownership of Principal Shareholders, Directors and Management". Holders of Common Stock or Preferred Stock are not entitled to cumulate votes in the election of Directors. Under Washington law, the Company's Articles of Incorporation and the Company's Bylaws, if a quorum is present at the Annual Meeting, the two nominees for election to the Board of Directors will be approved if a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting vote in favor of their election. Because the only business scheduled to come before the Annual Meeting is the election of directors, the presence in person or by proxy at the Annual Meeting of holders of record of a majority of the outstanding shares of Common Stock and the number of votes attributable to each share of Preferred Stock, in the aggregate, is required to constitute a quorum for the transaction of business at the Annual Meeting.

  Abstention from voting and broker non votes will have no effect on the election of directors since they will not represent votes cast at the Annual Meeting for such purposes.

Proxy Voting

  Shares for which proxies are properly executed and returned will be voted at the Annual Meeting in accordance with the directions noted thereon, or, in the absence of directions to the contrary, such shares will be voted "FOR" the election of the nominees to the Board of Directors named on the following pages. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

Revocation

  Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and electing to vote in person.

Election of Directors

  In accordance with Gargoyles' Bylaws, the Board of Directors has set the number of Directors constituting the Gargoyles Board of Directors at four members. Directors are elected for three-year terms. The Board is divided into three classes, with one class of Directors elected to a three-year term at each annual meeting of shareholders. Class 1 and 2 is comprised of one Director, and Class 3 is comprised of two directors.

  The Class 3 Directors are up for election at this Annual Meeting and will serve until the 2003 Annual Meeting of Shareholders or until their successors are elected and qualified. There are no family relationships between any of the nominee Directors or executive officers of the Company. After the Annual Meeting, and assuming the election of the nominees named below, the Company's Board of Directors would consist of three outside Directors.

  The nominees set forth below have consented to being named in this proxy statement and to serve if elected. However, if any nominee at the time of his election is unable or unwilling to serve or is otherwise unavailable for election, and as a result another nominee is designated by the Board of Directors, the persons named in the enclosed proxy, or their substitutes, will have discretion and authority to vote or refrain from voting for such nominee in accordance with their judgment.

Nominees Standing for Election

           Name                                                       Age Class
           ----                                                       --- -----
       Leo Rosenberger...............................................  49    3
       Paul S. Shipman...............................................  47    3

Continuing Directors

           Name                                                       Age Class
           ----                                                       --- -----
       Daniel C. Regis...............................................  60    2
       William C. Thompson...........................................  61    1

  William C. Thompson has been a director of the Company since June 1999. Mr. Thompson is the President of Worldwide Marketing Consultants. From 1996 to 1998, Mr. Thompson was the Executive Vice President and Chief Marketing Officer of Umbro International, a $600 million brand marketed through a subsidiary/licensee network in 55 countries. From 1987 to 1995, Mr. Thompson was Vice Chairman and Chief Marketing Officer of J. Walter Thompson, a $6 billion international advertising agency.

  Daniel C. Regis has been a director of the Company since June 1999. Mr. Regis is the Managing Director of Digital Partners, which provides investment consulting services to several venture capital funds. From July 1996 to July 1999, Mr. Regis was President of Kirlan Venture Capital, Inc. which also provided investment consulting services to several venture capital funds. From July to December 1999, Mr. Regis was a consultant to Kirlan Venture Capital. Prior to joining Kirlan, Mr. Regis was the Managing Partner of Price Waterhouse LLP for the Northwest Region.

  Leo Rosenberger has been a director of the Company since October 1999. Mr. Rosenberger is Chief Executive Officer, Chief Financial Officer and Treasurer of the Company. Mr. Rosenberger joined the Company in February 1998. From January 1996 to January 1998, Mr. Rosenberger was President and Chief Financial Officer of Pacific Linen, Inc. Pacific Linen, Inc. filed a voluntary petition for Chapter 11 bankruptcy in April 1996 and emerged therefrom in December 1997. In May 1995, Mr. Rosenberger was appointed by the court as the Chapter 7 Trustee in Bankruptcy for Waterbed, Inc. From August 1994 to February 1995, Mr. Rosenberger served as interim Chief Financial Officer of Jay Jacobs, Inc., a company which filed a voluntary petition for Chapter 11 bankruptcy protection in May 1994 and emerged therefrom in November 1995. Mr. Rosenberger was a general partner in a national accounting and consulting firm and has over twenty years of experience as a turnaround crisis manager and financial restructuring and management consultant.

  Paul S. Shipman has been a Director of the Company since June 1996. Mr. Shipman has been President since September 1981, Chairman of the Board since November 1992 and Chief Executive Officer since June 1993 of Redhook Ale Brewery, Incorporated, a brewer of craft beers.

Compensation of Directors

  The Directors waived all cash compensation in 1999.

  Directors who do not beneficially own five percent or more of the Company's outstanding voting securities and who are not an officer, director or employee of the Company or of any entity that beneficially owns five percent or more of the Company's outstanding voting securities ("Non-employee Directors") receive nonqualified stock option grants under the Gargoyles, Inc. 1995 Stock Incentive Compensation Plan (the "Stock Plan"). In 1999 each Non-employee Director was granted a nonqualified option to purchase 10,000 shares of the Company's common stock. The exercise price for each option grant is equal to the fair market value on the grant date based on the closing sale price of the Common Stock as quoted on the OTC Bulletin Board. The options vest at a rate of 1/12 per month so long as the director continues to serve on the Company's Board of Directors.

                                RECOMMENDATION

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
               ELECTION OF EACH OF ITS NOMINEES TO SERVE ON THE
                         COMPANY'S BOARD OF DIRECTORS

Information Regarding the Board and its Committees

  During 1999, there were six meetings of the Board of Directors. Additional action was taken by the Board of Directors during 1999 by unanimous consent resolution. All directors attended at least 75% of the meetings of the Board of Directors and the committees of which they were members. During the first half of 1999, the Board had five committees, an Audit Committee, a Compensation Committee, an Executive Committee, a Nominating Committee, and a Special Committee. Appointments to committees of the Board of Directors are traditionally made at the annual meetings of the Board of Directors, which occur after the annual shareholders' meetings. No appointments were made to the Executive Committee, the Nominating Committee, or the Special Committee at the 1999 annual board meeting, and those committees were dissolved.

  Audit Committee. The Audit Committee reviews the scope and results of the annual independent audit of the Company's books and records and reviews the Company's finance and accounting policies. From June 1999, the members of the Audit Committee were Mr. Regis and Mr. Thompson. The Audit Committee met six times in 1999, and additional action was taken by the Audit Committee by unanimous consent resolutions.

  Compensation Committee. The Compensation Committee establishes salaries, incentives and other forms of compensation for directors, officers and other employees of the Company. The Committee also administers the Company's benefit plans, including the Stock Plan, and recommends the establishment of policies relating to such plans. From June 1999, the members of this committee were Mr. Shipman and Mr. Thompson. Action was taken by the Compensation Committee in 1999 by unanimous consent resolution.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

  Section 16(a) of the 34 Act requires the Company's Directors and executive officers, and persons who own more than 10% of a registered class of the Company's securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers,

Directors, and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the best of the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% shareholders were complied with in 1999.

Information Regarding Beneficial Ownership of Principal Shareholders, Directors and Management

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of May 1, 2000, for (i) each person known by the Company to own beneficially 5% or more of the Company's common stock, (ii) each Director of the Company, (iii) each executive officer of the Company for whom compensation information is given in the Summary Compensation Table in this Report, and (iv) all Directors and executive officers as a group.

                                                          Outstanding
                                                           Shares of
                                                          Common Stock Percent
                   Name and Address of                    Beneficially   Of
                    Beneficial Owner                         Owned      Class
                   -------------------                    ------------ -------
Scott Davidoff (1).......................................       6,250      *
 c/o Gargoyles, Inc.
 5866 S. 194th Street Kent, WA 98032
Nancy Parker (1).........................................      20,625      *
 c/o Gargoyles, Inc.
 5866 S. 194th Street Kent, WA 98032
Cynthia L. Pope..........................................           0
 c/o Gargoyles, Inc.
 5866 S. 194th Street Kent, WA 98032
Daniel C. Regis (1)......................................      10,000      *
 c/o Gargoyles, Inc.
 5866 S. 194th Street Kent, WA 98032
Leo Rosenberger..........................................           0
 c/o Gargoyles, Inc.
 5866 S. 194th Street Kent, WA 98032
Michael Schroeder (1)....................................       5,000      *
 c/o Gargoyles, Inc.
 5866 S. 194th Street Kent, WA 98032
Paul S. Shipman (1)......................................      24,360      *
 c/o Gargoyles, Inc.
 5866 S. 194th Street Kent, WA 98032
William C. Thompson (1)..................................      10,000      *
 c/o Gargoyles, Inc.
 5866 S. 194th Street Kent, WA 98032
Trillium Corporation (2).................................   2,505,313      6%
 4350 Cordata Parkway Bellingham, WA 98226
U.S. Bank National Association (3).......................  39,600,342     79%
 601 Second Avenue South
 MPSP1803
 Minneapolis, MN 55402
U.S. Bankcorp (4)........................................     400,000      1%
 601 Second Avenue South
 MPSP1803
 Minneapolis, MN 55402
All current Directors and executive officers as a group
 (8 persons).............................................      76,235      *

                 EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

Compensation Summary

  The following table sets forth during the fiscal years ended December 31, 1999, 1998, and 1997 the compensation for services rendered for the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers based on salary and bonus for the last completed fiscal year (the "named executive officers").

                          Summary Compensation Table

                                                    Long Term
                                                   Compensation
                              Annual Compensation     Awards
                              -------------------- ------------
                                                    Securities
   Name and Principal                               Underlying     All Other
        Position         Year Salary ($) Bonus ($) Options (#)  Compensation($)
   ------------------    ---- ---------- --------- ------------ ---------------
Leo Rosenberger (1)..... 1999  225,000    300,000                    2,382
 CEO and CFO             1998  196,875                               1,823
                         1997

Cynthia L. Pope (2)..... 1999  120,000    120,000                    7,276
 Ex. V.P., General       1998  105,000                               1,474
  Counsel and Secretary  1997

Scott Davidoff (3)...... 1999  139,735    113,938                    4,829
 Sr. VP, Marketing and   1998  129,951     61,589                    5,292
  Product Development    1997   66,740     40,904                      669

Nancy Parker (4)........ 1999  141,875     25,000                    4,623
 Sr. VP, New Business    1998   83,337                                 915
  Development            1997

Michael Schroeder (5)... 1999  113,269     52,500                   10,110
 VP Sales                1998   91,779                               3,098
                         1997   46,771     15,000                      669

--------
(1) Mr. Rosenberger's 1999 bonus includes $150,000 payable on January 31, 1999 for progress on the turnaround of the Company prior to that date and $150,000 payable upon the closing of the Company's recapitalization transaction with U.S. Bank. Mr. Rosenberger's other compensation includes
     (i) $464 and $656 for life insurance and disability premiums in 1999 and 1998, respectively, and (ii) $1,918 and $1,167 for health insurance premiums in 1999 and 1998, respectively. Mr. Rosenberger's employment with the Company commenced February 1, 1998.

(2) Ms. Pope's 1999 bonus includes $60,000 payable on January 31, 1999 for progress on the turnaround of the Company prior to that date and $60,000 payable upon the closing of the Company's recapitalization transaction with U.S. Bank. Ms Pope's other compensation includes (i) $358 and $378 for life insurance and disability premiums in 1999 and 1998, respectively, (ii) $1,918 and $1,095 for health insurance premiums in 1999 and 1998, respectively, and (iii) $5000 in matching 401(k) contributions by the Company in 1999. Ms. Pope's employment with the Company commenced February 1, 1998.

(3) Mr. Davidoff's other compensation includes (i) $368 and $61 for life insurance and disability premiums in 1999 and 1998, respectively, and
     (ii) $ 5,231, $1,192, and $669 for health insurance premiums in 1999, 1998 and 1997, respectively.

(4) Ms. Parker's other compensation includes (i) $342 and $242 for life insurance and disability premiums in 1999 and 1998, respectively, (ii) $1,543 and $673 for health insurance premiums in 1999 and 1998, respectively, and (iii) $2,737 in matching 401(k) contributions by the Company in 1999. Ms. Parker's employment with the Company commenced May 5, 1998.

(5) Mr. Schroeder's other compensation includes (i) $324 and $53 for life insurance and disability premiums in 1999 and 1998, respectively, (ii) $4,813, $1,192 and $669 for health insurance premiums in 1999, 1998 and 1997, respectively, and (iii) $4,973 and $1,853 in matching 401(k) contributions by the Company in 1999 and 1998, respectively.

Option Grants in 1998

  The following table sets forth information concerning the grant of stock options during 1999 to the named executive officers.

                       Option Grants in Last Fiscal Year

                                                                   Potential
                                                                  Realizable
                                                                   Value at
                                                                Assumed Annual
                                Individual Grants               Rates of Stock
                   --------------------------------------------      Price
                   Number of   Percent of                        Appreciation
                   Securities Total Options                        For Option
                   Underlying  Granted to                           Term(2)
                    Options   Employees in  Exercise Expiration ---------------
Name                Granted    Fiscal Year  Price(1)    Date      5%      10%
----               ---------- ------------- -------- ---------- ------- -------
Scott Davidoff....   50,000         14       $0.32    10/14/09  $26,062 $41,499
Nancy Parker......   50,000         14       $0.32    10/14/09  $26,062 $41,499
Michael
 Schroeder........   40,000         11       $0.32    10/14/09  $20,849 $33,199

--------
(1) All options were granted with an exercise price equal to the fair market value on the grant date based on the closing price of the Common Stock as quoted on the OTC Bulletin Board

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price, and assumes all options are exercised at the end of their respective 10 year terms. Actual gains, if any, on the stock option exercises depend on the future performance of the Common Stock and overall stock market conditions, as well as the option holders' continued employment through the vesting period. The amounts reflected in this table may not be achieved.

 1999 Year-End Option Values

  No stock options were exercised by the named executive officers during the fiscal year ended December 31, 1999. The following table sets forth information concerning unexercised stock options held by each of the persons then named executive officers as of December 31, 1999.

                          1998 Year-End Option Values

                               Number of Securities
                              Underlying Unexercised     Value of Unexercised
                              Options at Fiscal Year    In-the-Money Options at
                                        End                 Fiscal Year End
                             ------------------------- -------------------------
Name                         Exercisable Unexercisable Exercisable Unexercisable
----                         ----------- ------------- ----------- -------------
Leo Rosenberger.............      --           --          --           --
Cynthia L. Pope.............      --           --          --           --
Scott Davidoff..............    2,083       47,917         --           --
Nancy Parker................   13,958       51,042         --           --
Michael Schroeder...........    1,667       38,333         --           --

                 EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

Compensation Committee Report on Executive Compensation

  The Compensation Committee's policies and plans are intended to (i) attract and retain high-caliber personnel on a long-term basis; (ii) encourage the creation of shareholder value; (iii) link compensation to business performance and shareholder returns over time; and (iv) maintain an appropriate balance between base salary and short- and long-term incentive opportunities. Guided by these principals, executive compensation is comprised of three components: base salary, annual incentive cash bonus compensation and long-term incentive compensation in the form of stock options. In general, the Company limits increases in base salaries and favors bonuses based on Company performance.

  Executive base salaries and option grants are negotiated at the time of hire. Options granted at the date of hire vest over time in accordance with the terms of the option grant. Cash bonus compensation is reviewed and established annually and is based on quantitative indicators of Company performance or specific performance to be achieved. Compensation established for Mr. Rosenberger and Ms. Pope for 1998 and 1999 reflected the Company's short-term restructuring and recapitalization goals.

  The Company has established no extraordinary fringe benefit programs for its executive officers. Instead, the Company's executive officers participate in the Company's broad-based employee benefit programs under the same terms and conditions as all Company employees.

  Compensation payments in excess of $1 million to highly compensated executive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Certain performance-based compensation is not subject to the limitation on deductibility. The Compensation Committee does not expect cash compensation in 2000 to any of the Company's named executive officers to be in excess of $1 million. The Company's Stock Plan is designed to qualify for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

  Chief Executive Officer Compensation. The 1999 compensation for the Company's Chief Executive Officer, Leo Rosenberger, was based on the Company's short-term restructuring goals. Mr. Rosenberger's base salary of $225,000 per year was established by his employment agreement with the Company. The agreement and amendments thereto also provided for a cash bonus of $150,000 payable on January 31, 1999, if Mr. Rosenberger was employed by the Company on that date and an additional $150,000 cash bonus which was payable upon completion of the recapitalization transaction with U.S. Bank in June 1999. Mr. Rosenberger was granted options to purchase 150,000 shares of the Company's common stock at an exercise price of $2.63 per share. Mr. Rosenberger rescinded acceptance of the option grant on October 14, 1999, so that the options would be available under the Stock Plan for grant to other members of senior management. A portion of the options was used in option grants awarded by the Compensation Committee to other members of senior management in October 1999.

                                          The Compensation Committee

                                          Paul Shipman
                                          William C. Thompson

Employment and Severance Agreements and Change-In-Control Agreements

 Employment Agreements.

  In February 1998, the Company entered into a one-year employment agreement with Leo Rosenberger, Chief Executive Officer and Chief Financial Officer of the Company. The agreement was amended in February 1999 and again in February 2000 to extend Mr. Rosenberger's employment for an additional year. Pursuant to the terms of the February 2000 amendment, the Company agreed to pay Mr. Rosenberger an annual base salary of $295,000 and a bonus of $295,000 upon a change in control of the Company. Mr. Rosenberger received a change-in-control bonus of $150,000 as a result of the June 1, 1999 transaction with U.S. Bank.

  In February 2000, the Company entered into a retention agreement with Cynthia Pope, Executive Vice President, General Counsel and Secretary of the Company. Pursuant to the terms of the agreement, the Company agreed to pay Ms. Pope a bonus of $165,000 upon a change in control of the Company. Ms. Pope received a change-in-control bonus of $60,000 as a result of the June 1, 1999 transaction with U.S. Bank.

 Stock Plan.

  Upon certain mergers, consolidations, acquisitions of property or stock, separations, reorganizations or liquidation of the Company, outstanding options, SARs and restricted stock under the Stock Plan will become fully exercisable, subject to certain exceptions. The June 1, 1999 transaction between Gargoyles and U.S. Bank did not accelerate the vesting of any outstanding options. In addition, the Compensation Committee of the Board of Directors may take such further action as it deems necessary or advisable, and fair to participants, with respect to outstanding awards under the Stock Plan.

Stock Price Performance

  The graph set forth below compares cumulative total return on the Common Stock with the cumulative total return of the Nasdaq Composite US and a selected peer group resulting from an initial assumed investment of $100 in each and assuming the reinvestment of any dividends, for the period beginning on the closing of the Company's initial public offering on October 2, 1996 and ending on December 31, 1999. Stock price performance shown in the Performance Graph for the Common Stock is historical and not necessarily indicative of future price performance.

                  [PERFORMANCE CHART OF DATA SET FORTH BELOW]

TOTAL RETURN TO STOCKHOLDERS
(Assumes $100 investment on 10/2/96)

--------------------------------------------------------------------
Total Return Analysis
                 10/2/96   12/31/96   12/31/97   12/31/98   12/31/99
--------------------------------------------------------------------
Gargoyles Inc.   $100.00    $ 43.00    $ 19.75    $  1.23    $  1.18
--------------------------------------------------------------------
Peer Group       $100.00    $ 52.00    $ 41.57    $ 43.07    $ 50.59
--------------------------------------------------------------------
Nasdaq Composite $100.00    $104.00    $127.03    $178.07    $331.43
--------------------------------------------------------------------


Certain Transactions

  The Company is a party to a credit agreement with its primary lender U.S. Bank, National Association which consists of (i) a revolving loan commitment of up to $9 million, secured by the assets of the Company and (ii) a term loan of $9.5 million, a term loan of $7 million, and a term loan of $3 million, all of which also are secured by the assets of the Company. All term loans under the credit agreement are due and payable on June 1, 2005. As part of a restructure of the credit facility in January 1997, the Company issued 400,000 shares of Common Stock to the Bank's affiliate, U.S. Bancorp. As part of the further restructuring of the credit facility, on June 1, 1999, Gargoyles issued 10 million shares of Series A Preferred Stock to the Bank.

                                   AUDITORS

  BDO Seidman, LLP were the Company's independent public accountants for the fiscal year ending December 31, 1999. Representatives of BDO Seidman, LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders.

                           EXPENSES AND SOLICITATION

  The accompanying proxy is solicited by and on behalf of the Board of Directors, and the entire costs of such solicitation will be borne by the Company. American Stock Transfer and Trust Company will distribute proxy materials to beneficial owners and may solicit proxies by personal interview, mail, telephone or telegram, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held on the record date by such persons. American Stock Transfer and Trust Company serves as the Company's transfer agent and provides other services to the Company for a fixed monthly fee, and no additional fee is charged by American Stock Transfer and Trust Company for distributing proxies for the Company's Annual Meeting. The Company, however, will reimburse American Stock Transfer and Trust Company for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitations may be by personal interview, telephone or telegram by Directors, officers and other employees of the Company without special compensation.

                                 OTHER MATTERS

  The Company knows of no other matters that are likely to be brought before the Annual Meeting. If, however, other matters not now known or determined come before the Annual Meeting, the persons named in the enclosed proxy card or their substitutes will vote such proxy in accordance with their discretion with respect to such matters.

                           PROPOSALS OF SHAREHOLDERS

  For proposals of shareholders to be considered for inclusion in the proxy statement and proxy for the 2001 Annual Meeting of Shareholders, such proposals must be received by the Secretary of Gargoyles by January 17, 2001.

                                 ANNUAL REPORT

  A copy of the Company's 1999 Annual Report is being mailed with this Proxy Statement to each shareholder of record. Shareholders not receiving a copy of the Annual Report may obtain one without charge by writing or calling Cynthia
L. Pope, Executive Vice President and General Counsel, Gargoyles, Inc., 5866
S. 194th Street, Kent, Washington 98032 (253) 796-2752 Ext. 3404.